PROMISSORY NOTE

May 1, 2013

FOR VALUE RECEIVED, I, Boeckman Well LLC, LLC promise to pay to the order of Torchlight Energy, Inc. at 5700 W. Plano Parkway, Suite 3600, Plano, TX 75093, the principal sum of ~~$1,155,000.00~~ 990,000.00 on or before July 5, 2013 and bearing 0% interest per annum on the unpaid balance. PER AGREEMENT ADDENDUM ATTACHED

Failure to pay when due shall cancel the purchase of the Units.

The makers agree to pay a reasonable sum of attorney's fees if this note is place with an attorney for collection. The makers, endorsers, and sureties, severally waive protest, demand and notice of protest and non-payment incase this note is paid at maturity, and agree to all extensions and partial payments before or after maturity without prejudice to the holder.

Dated this 1st day of May, 2013

Boeckman Well LLC
a South Carolina Limited Liability Company, maker

By: H Lee Hornbeck

Name: H. Lee Hornbeck
Title: Manager

ADDENDUM TO SUBSCRIPTION AGREEMENT TO INCLUDE THIS REVENUE AGREEMENT

THIS ADDENDUM TO SUBSCRIPTION AGREEMENT TO INCLUDE THIS REVENUE AGREEMENT (hereinafter may be referred interchangeably as the "ADDENDUM" or the "REVENUE AGREEMENT") is entered into this 2nd day of January, 2014 (hereinafter referred to as the "EFFECTIVE DATE") by and between Torchlight Energy Inc. with principle offices located at 5700 W. Plano Parkway, Suite 3600, Plano, Texas, 75093 (hereinafter referred to as "TORCHLIGHT") and Boeckman Well LLC, 3356 S. Hwy. 14, Greenville S.C. 29615 (hereinafter referred to as "BWLLC").

RECITALS:

WHEREAS, TORCHLIGHT sold and BWLLC purchased an eleven percent (11%) working interest in BOECKMAN 1-14H OIL WELL DRILLING PROJECT (hereinafter referred to as "WORKING INTEREST OWNERSHIP") under that certain Subscription Agreement dated May 1, 2013 for an adjusted price of $990,000.00 (hereinafter referred to as the "SUBSCRIPTION AGREEMENT"); and

WHEREAS, TORCHLIGHT and BWLLC desire to enter into this ADDENDUM to the SUBSCRIPTION AGREEMENT in order to include this REVENUE AGREEMENT to specifically set forth the terms and conditions of the revenue payments under the SUBSCRIPTION AGREEMENT,

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TORCHLIGHT and BWLLC do hereby agree to the following terms and conditions as to revenue payments which are memorialized in this ADDENDUM.

ARTICLE 1: DEFINITIONS

1.1 "WELL" shall mean the BOECKMAN 1-14H OIL WELL DRILLING PROJECT.

1.2 "WORKING INTEREST OWNERSHIP" shall mean an eleven percent (11%) working interest in the WELL.

1.3 "SUBSCRIPTION AGREEMENT" shall mean that certain agreement dated May 1, 2013, wherein TORCHLIGHT sold and BWLLC purchased the WORKING INTEREST OWNERSHIP in the WELL.

1.4 "REVENUE" means the total net income earned by BWLLC as the owner of WORKING INTEREST OWNERSHIP (11%) of the WELL under the SUBSCRIPTION AGREEMENT.

1.5 "BONUS REVENUE" shall mean Fifty Percent (50%) of over and above the REVENUE.

1.6 "HUSKY VENTURES" shall mean the operator of the WELL.

1.7 "JOINT INTEREST BILLING" (hereinafter referred to as "JIB") shall mean the monthly detail revenue and billing statement issued by HUSKY VENTURES.

ARTICLE 2: INVESTMENT IN WELL

2.1 TORCHLIGHT hereby acknowledges receipt of payment in full of the adjusted purchase price of Nine Hundred Ninety Thousand and No/100 ($990,000.00) U.S. Dollars required under the SUBSCRIPTION AGREEMENT by BWLLC for the WORKING INTEREST OWNERSHIP of the WELL.

2.2 TORCHLIGHT further acknowledges that BWLLC shall be allocated the applicable intangible drilling costs and tangible well equipment costs for the WORKING INTEREST OWNERSHIP of the WELL for up to the adjusted purchase price of Nine Hundred Ninety Thousand and No/100 ($990,000.00) U.S. Dollars.

ARTICLE 3: REVENUE PAYMENTS

3.1 TORCHLIGHT shall pay BWLLC as follows:

a. One Hundred Percent (100%) of the BWLLC WI REVENUE received for the WORKING INTEREST OWNERSHIP in the WELL in accordance with the monthly JIB received from HUSKEY VENTURES by the 20th day of each month.
b. BONUS REVENUE and advances (subject to repayment under a Promissory Note) in monthly amounts sufficient to equal total monthly payments, including REVENUE, BONUS REVENUE AND ADVANCES for ten (10) months in the amount of Eighty-One Thousand Four Hundred Fifty-Four and No/100 ($81,454.00) U.S. Dollars by the 25th day of each month. Said BONUS REVENUE payments shall become due and payable as of the EFFECTIVE DATE of this REVENUE AGREEMENT and shall continue until a maximum of Eight Hundred Fourteen Thousand Five Hundred and Forty and No/100 ($814,540.00) U.S. Dollars is paid to BWLLC by TORCHLIGHT, however, under no circumstances shall the maximum BONUS REVENUE be paid later than October 20, 2014.
c. Payments for both REVENUE and BONUS REVENUE and advances shall be made by the 25th day of each month, or within five (5) working days of

receipt of the JIB from HUSKY VENTURES, but under no circumstances shall said payments be paid later than the 25th of each month. Payments to BWLLC shall be made through the federal wire transfer system under wire instructions provided by BWLLC.

d. Payments for either REVENUE or BONUS REVENUE received after the 25th day of any month where payments were due and payable to BWLLC, shall be penalized a late fee of one/half percent (0.05%) interest calculated on the total amount due and payable for that particular month that payment is considered late.

ARTICLE 4: ONGONG OBLIGATION

4.1 TORCHLIGHT shall provide to BWLLC, in addition to the monthly JIB received from HUSKEY VENTURES as set forth in ARTICLE 3 above, copies of all monthly income records, ownership recordings, correspondences and any other records concerning the ownership and operation of the WELL. Moreover, TORCHLIGHT shall make available all documents and records required by BWLLC, its attorneys and/or accountants to manage, operate, and protect the WORKING INTEREST OWNERSHIP of BWLLC within thirty (30) days of said request which may be made from time to time. TORCHLIGHT shall be responsible for all costs relating to the administration and management of the WELL, as agreed in the SUBSCRIPTION AGREEMENT, including, but not limited to, accounting costs during the term of this REVENUE AGREEMENT.

4.2 TORCHLIGHT shall cause the WORKING INTEREST OWNERSHIP to be legally transferred to BWLLC as soon as possible. Such transfer of ownership document shall be a free and clear title transfer in recordable form with the appropriate public records office as determined by BWLLC as stated in the SUBSCRIPTION AGREEMENT.

4.3 Upon completion of the payments of the BONUS REVENUE as set forth in ARTICLE 3 above, BWLLC shall continue to receive any and all REVENUE for the WORKING INTEREST OWNERSHIP of the WELL.

4.4 Upon proper transfer of the legal title to the WORKING INTEREST OWNERSHIP of the WELL to BWLLC, upon payment by TORCHLIGHT to BWLLC of the maximum BONUS REVENUE, and the TORCHLIGHT facilitate the transfer of direct payments to BWLLC from HUSKEY VENTURES for continues REVENUE, this REVENUE AGREEMENT shall termination, however, under no circumstances shall be any of the required transfers or payments occur later than October 20, 2014.

ARTICLE 5: TERM

5. This REVENUE AGREEMENT shall commence on the EFFECTIVE DATE, and shall remain in full force and effect until the maximum Eight Hundred Fourteen Thousand Five Hundred and Forty and No/100 ($814,540.00) U.S. Dollars BONUS REVENUE is paid to BWLLC by TORCHLIGHT, and, shall

continue thereafter until the WORKING INTEREST OWNERSHIP is properly transferred in accordance with the SUBSCRIPTION AGREEMENT and ARTICLE 4 above to BWLLC, wherein BWLLC is the owner of all rights and privileges under the law of the WORKING INTEREST OWNERSHIP, and the transfer of direct payments to BWLLC from HUSKEY VENTURES is completed as set forth in ARTICLE 4.3 above.

ARTICLE 6: GENERAL PROVISIONS

6.1 Consistent Reporting. Each party hereby agrees to treat payment of the Investment Amount and the Annual Payments, consistently for financial accounting purposes and tax reporting purposes. The parties shall reasonably coordinate and discuss proper treatment of such transactions.

6.2 Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, or (c) by a commercial overnight courier that guarantees delivery and provides a receipt, and such notices shall be addressed as follows:

BWLLC:

Boeckman Well, LLC
Attention: H. Lee Hornbeck
3356 South Highway 14
Greenville, South Carolina 29615

TORCHLIGHT:

Torchlight Energy Inc.
5700 W. Plano Parkway
Suite 3600, Plano
Texas, 75093

Or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

6.3 Governing Law; Jurisdiction. This REVENUE AGREEMENT shall be governed by and construed in accordance with the laws of the State of TEXAS, Country of the United State of America exclusive of choice-of-laws provisions. The parties agree that any disputes under this REVENUE AGREEMENT shall be resolved exclusively before a competent tribunal in the County of Greenville, State of South Carolina, and they agree to submit to the jurisdiction of such state and expressly waive any objections to jurisdiction based on forum non-convenient or otherwise.

6.4 Assignment. No party may assign such party's rights or obligations under this REVENUE AGREEMENT without the prior written consent of all parties hereto.

6.5 Amendment; Waiver. All other terms and conditions of the SUBSCRIPTION AGREEMENT shall remain in full force and effect, except as may have been amended or modified by this ADDENDUM/REVENUE AGREEMENT. The SUBSCRIPTION AGREEMENT nor this ADDENDUM/REVENUE AGREEMENT may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party against whom enforcement is sought. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

6.6 Representations; Warranties. The Parties represent and warrant that each has the full right, power, and authority to enter into this REVENUE AGREEMENT and each agreement, document, and instrument to be executed and delivered pursuant to this REVENUE AGREEMENT and to carry out the transactions contemplated hereby and thereby. No waiver or consent of any person, entity or government authority is required in connection with the execution, delivery, and performance of this REVENUE AGREEMENT and each agreement, document, and instrument to be executed and delivered pursuant to this REVENUE AGREEMENT. There are no legal, commercial, contractual or other restrictions which preclude, or might preclude the performance of the obligations under this REVENUE AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this ADDENDUM TO SUBSCRIPTION AGREEMENT TO INCLUDE THIS REVENUE AGREEMENT with an EFFECTIVE DATE written above.

TORCHLIGHT ENERGY, INC.,
A TEXAS CORPORATION

BY: John A. Brda

John Brda

ITS: PRESIDENT

Ben L. Seigler
WITNESS #1

Roger Wurtele
WITNESS #2

BOECKMAN WELL, LLC,
A SOUTH CAROLINA LIMITED LIABILITY COMPANY

BY: H Lee Hornbeck

H. Lee Hornbeck

Lisa Ivester
WITNESS #1 Lisa Ivester

ITS: MANAGING MEMBER/MANAGER

WITNESS #2

* Witness to H. Lee Hornbeck *

PROMISSORY NOTE

Whereas there exist Exhibit A and agreement between Boeckman Wells. LLC "Boeckman" and Torchlight Energy, Inc. "Torchlight" for ownership by Boeckman Wells. LLC for 11% working interest rights in Well: Boeckman 1-14H "Well" sold by Torchlight Energy on 1 May 2013.

Whereas that agreement stipulates monthly payments to "Boeckman" of 11% working interest rights of "Well"

1. Loan

Whereas for additional consideration from "Boeckman" and promise to repay. "Torchlight" has agreed to loan to Boeckman an amount equal to 50% of the 11% working interest rights monthly payment. or an amount equal to $81,453.88 minus the 11% working interest rights payment (whichever is higher) or until such time that the 11% working interest rights and the loan from Torchlight to Boeckman. during the period of January 2014 to October 20. 2014 equals $814,538.83.

2. Bonus

For additional consideration granted Torchlight from Boeckman and after all payments above equal to $814.583.14. Torchlight will bonus to Boeckman a monthly amount equal to 50% of the 11% working interest payment as described in the attached Revenue Agreement. This bonus will continue until Note is repaid with interest. The interest rate will be the Federal Reserve Rate plus 2% as of January 30. 2014 per the Wall Street Journal.

3. Payments, Terms and Additional Lender Rights

Note will be repaid with interest monthly starting November 20, 2014 from the proceeds of the Bonus described in paragraph 2 above.

A schedule of payments due on or before the 20th of each month and all bonuses, loans and payments will be submitted by Torchlight monthly to determine amount of loan extended and the repayment due each month.

TERMS, RIGHTS AND SECURITY INTEREST

A. Term

The note will be paid monthly from the proceeds of the monthly bonus but no later than January 1, 2045

B. Additional Lender Rights

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

D. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

E. COOPERATION AGREEMENT

The Borrower agrees to Cooperate with Lender to execute any additional agreements or documents as needed by borrower to record this note and rights under this note, at any county or state office(s) in any county or state the Borrower or management does business within or keeps records

Upon written notification by Lender to Borrower of requirement to execute any additional documents under this provision, Borrower will have 5 business days to execute documents or a specific power of attorney is granted in this agreement to allow lender to execute such document and record that document as needed. This Power of Attorney is limited to this provision only and is intended to allow borrower to record and or register their economic interest in Boeckman Wells, LLC.

Lender must inform Borrower in writing with a copy of specific document to be executed via overnight courier for the specific Power of Attorney rights to go into effect. Borrower will provide Lender a copy of such executed document immediately via overnight courier upon utilization of this provision in the note.

F. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Boeckman to Torchlight shall become void, The Borrower will notify Torchlight in writing and delivered via overnight courier of the default and the borrower will have 15 days right to cure the default:

1. the failure of the Torchlight to pay the 11% working interest rights payment, bonus or loan on or before the 25th of each proceeding month;
2. the filing of bankruptcy proceedings involving the Borrower as a debtor;
3. the application for the appointment of a receiver for the Borrower;
4. the making of a general assignment for the benefit of the Borrower's creditors;

5. the insolvency of the Borrower;

G. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

H. NOTIFICATION
As to Torchlight:

John Brda, President
5700 West Plano Pkwy., #3600
Plano, Texas 75093

As to Boeckman:

Attention: Lee Hornbeck
3356 S. Hwy 14
Greenville, SC 29615

V. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of South Carolina.

VI. ARBITRATION

In the event a dispute shall arise between the parties to this note, it is hereby agreed that the dispute shall be referred to arbitration in the county of Greenville, SC., for arbitration in accordance with the applicable United States Arbitration and Mediation Rules of Arbitration. The arbitrator's decision shall be final and legally binding and judgment may be entered thereon.

Each party shall be responsible for its share of the arbitration fees in accordance with the applicable Rules of Arbitration. In the event a party fails to proceed with arbitration, unsuccessfully challenges the arbitrator's award, or fails to comply with the arbitrator's award, the other party is entitled to costs of suit, including a reasonable attorney's fee for having to compel arbitration or defend or enforce the award.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Boeckman Signatures:

DATED: February 6, 2014

Boeckman Wells, LLC.

By: H. Lee Hornbeck

Its: Managing Director

Witness

Lisa Iuester

Paige Shepperd

Torchlight Signatures:

DATED: 2/7/14

Torchlight Energy, Inc.

By: ______________________

Its: President

Witness

STATE OF SOUTH CAROLINA, COUNTY OF GREENVILLE,

On this 7th day of February, 2014, before me, Dianne E Long, personally appeared H. Lee Hornbeck on behalf of Boeckman Wells, LLC. , known to me (or satisfactorily proven) to be the persons whose names are subscribed to the within instrument and acknowledged that they executed the same as for the purposes therein contained.

In witness whereof I hereunto set my hand and official seal.

____

Notary Public

VP Client Officer

Title (and Rank)

My commission expires 12/5/2017